WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.




                                                                      EXHIBIT 27

<ARTICLE> 5
<LEGEND>

Ford Credit's condensed consolidated balance sheet is unclassified. Therefore, the following tags listed below are not applicable to Ford Credit: Current assets and current liabilities. Information relating to earnings per share is not presented because Ford Credit is an indirect wholly owned subsidiary of Ford
Motor Company.

</LEGEND>


<PERIOD-TYPE>                                           6-MOS
<FISCAL-YEAR-END>                                       DEC-31-1999
<PERIOD-END>                                            JUN-30-2000
<CASH>                                                         1,354
<SECURITIES>                                                     515
<RECEIVABLES>                                                119,006
<ALLOWANCES>                                                       0
<INVENTORY>                                                        0
<CURRENT-ASSETS>                                                   0
<PP&E>                                                             0
<DEPRECIATION>                                                     0
<TOTAL-ASSETS>                                               167,821
<CURRENT-LIABILITIES>                                              0
<BONDS>                                                      140,953
<PREFERRED-MANDATORY>                                              0
<PREFERRED>                                                        0
<COMMON>                                                          25
<OTHER-SE>                                                    11,717
<TOTAL-LIABILITY-AND-EQUITY>                                 167,821
<SALES>                                                            0
<TOTAL-REVENUES>                                              11,349
<CGS>                                                              0
<TOTAL-COSTS>                                                 10,140
<OTHER-EXPENSES>                                               5,187
<LOSS-PROVISION>                                                 688
<INTEREST-EXPENSE>                                             4,265
<INCOME-PRETAX>                                                1,209
<INCOME-TAX>                                                     449
<INCOME-CONTINUING>                                              761
<DISCONTINUED>                                                     0
<EXTRAORDINARY>                                                    0
<CHANGES>                                                          0
<NET-INCOME>                                                     741
<EPS-BASIC>                                                        0
<EPS-DILUTED>                                                      0


